Exhibit 10.85.8

EIGHTH AMENDMENT

TO

CREDIT AGREEMENT

Dated as of March 31, 2004

This EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is among MICROSEMI CORPORATION, a Delaware corporation (the “Borrower”), the several financial institutions party to the Credit Agreement referred to below (collectively, the “Lenders”; individually, a “Lender”), and COMERICA BANK, as administrative agent for the Lenders (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of April 2, 1999, as amended by that certain First Amendment to Credit Agreement dated as of June 25, 1999, that certain Second Amendment to Credit Agreement dated as of February 14, 2000, that certain Third Amendment to Credit Agreement dated as of April 2, 2001, that certain Fourth Amendment to Credit Agreement dated as of May 25, 2002, that certain Fifth Amendment to Credit Agreement dated as of December 5, 2002, that certain Sixth Amendment to Credit Agreement dated as of December 10, 2003 and that certain Seventh Amendment to Credit Agreement dated as of March 31, 2004 (as so amended the “Credit Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement).

(2) The Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement.

(3) The Administrative Agent and the Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Amendments to Credit Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

(a) The definition of the term “Stated Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Stated Maturity Date” means March 31, 2006.

Conditions to Effectiveness. The amendments in Section 1 of this Amendment shall be effective as of the date hereof, subject to the Administrative Agent’s receipt of the following on or before March 31, 2004:

(a) counterparts of this Amendment executed by the Administrative Agent, the Borrower and all Lenders;

(b) a reaffirmation of the Guaranty, in form and substance satisfactory to the Agent, duly-executed by each Guarantor; and

(c) such other documentation as the Administrative Agent or any Lender shall reasonably request.

Representations and Warranties. The Borrower represents and warrants as follows:

(a) Authority: Enforceability. The Borrower has the requisite corporate power and authority to execute, deliver and perform this Amendment, and to perform its obligations under the Credit Agreement as amended hereby. The execution, delivery and performance by the Borrower of this Amendment, and the consummation of the transactions contemplated hereby, have been duly approved by the Board of Directors of the Borrower and no other corporate proceedings on the part of the Borrower are necessary to consummate such transactions. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(b) Loan Document Representations and Warranties. The representations and warranties contained in each Loan Document are true and correct on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(c) Absence of Default. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

Reference to and Effect on the Loan Documents. (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMERICA BANK, as Administrative Agent

By:	/s/ ELISABETH C. SCHUTZ

Name:	Elisabeth C. Schutz
Title:	Vice President

Address:	Comerica Bank 500 North State College Boulevard Suite 570 Orange, CA 92868 Telephone: 714-940-6715 Facsimile: 714-940-6719 Attention: Elisabeth C. Schutz

COMERICA BANK, as a Lender

By:	/s/ ELISABETH C. SCHUTZ

Name:	Elisabeth C. Schutz
Title:	Vice President

Address:	Comerica Bank 500 North State College Boulevard Suite 570 Orange, CA 92868 Telephone: 714-940-6715 Facsimile: 714-940-6719 Attention: Elisabeth C. Schutz

This Amendment is approved and

accepted as of the date first above written

MICROSEMI CORPORATION

By:	/s/ DAVID R. SONKSEN

Name:	David R. Sonksen
Title:	Executive Vice President and Chief Financial Officer